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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Innovent Systems, Inc.:

We consent to the inclusion of our report dated May 15, 2000, with respect to the balance sheet of Innovent Systems, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended and for the period from October 22, 1998 (inception) to December 31, 1999, which report appears in the Form 8-K/A of Broadcom Corporation dated September 29, 2000.

                                    KPMG LLP


Orange County, California
September 29, 2000